SCHEDULE II
      INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED
        DURING THE PAST SIXTY DAYS OR SINCE THE MOST
            RECENT FILING ON SCHEDULE 13D (1)

                                 SHARES
                                 PURCHASED        AVERAGE
                 DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-KETEMA 8% 11/15/03

GABELLI PROFIT SHARING PLAN

                 8/02/94               45           101.0000

GAMCO INVESTORS, INC.

                 9/16/94              100           101.0000

                 7/20/94                5           102.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.